Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523

Tuesday, October 19, 2004
WELLS FARGO REPORTS DOUBLE-DIGIT GROWTH IN EARNINGS PER
SHARE AND NET INCOME

Third Quarter 2004 Highlights:
•	Diluted earnings per share of $1.02, up 11 percent from prior year’s $.92

•	Net income of $1.75 billion, up 12 percent from prior year’s $1.56 billion

•	Revenue flat from prior year; 11 percent revenue growth in businesses other than Wells Fargo Home Mortgage

•	Noninterest expenses down 8 percent from prior year; flat excluding Wells Fargo Home Mortgage

•	Strong balance sheet growth
◦	Average loans up 27 percent from prior year
◦	Average commercial and commercial real estate loans up 9 percent from prior year
◦	Average core deposits up 10 percent from prior year excluding mortgage escrow deposits

•	Improved asset quality
◦	Nonperforming assets down $150 million, or 9 percent, from prior year
◦	Net charge-offs down $17 million, or 4 percent, from prior year

Selected Financial Information	Third Quarter			Nine months ended Sept. 30		,
			%			%
Earnings	2004	2003	Change	2004	2003	Change
Diluted earnings per share	$1.02	$.92	11	$3.05	$2.70	13
Net income (in millions)	1,748	1,561	12	5,229	4,578	14
Asset Quality
Net charge-offs (in millions)	$407	$424	(4)	$1,201	$1,254	(4)
Nonperforming assets as % of total loans	.56%	.75%	(25)	.56%	.75%	(25)
Other
Revenue (in millions)	$7,318	$7,333	—	$21,891	$20,946	5
Average loans (in billions)	274.3	216.2	27	265.7	205.4	29
Average core deposits (in billions)	225.0	215.7	4	221.0	206.0	7

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $1.02 for third quarter 2004, compared with $.92 in third quarter 2003, up 11 percent. Net income was $1.75 billion, up 12 percent from $1.56 billion in third quarter 2003. For the first nine months of 2004, net income was $5.23 billion, up 14 percent from the first nine months of 2003, and diluted earnings per share were $3.05, up 13 percent from the first nine months of 2003.

      “This was our twelfth consecutive quarter of double-digit earnings per share growth,” said Chairman and CEO Dick Kovacevich. “We continued to invest for the ‘Next Stage’ of our success at a rate unprecedented in our company’s history. Compared with third quarter last year, we have over three times as many bankers licensed to sell products such as mutual funds and annuities, 17 percent more team members selling and serving customers in our banking stores and 16 percent more at Wells Fargo Financial, our consumer finance company. We’ve announced a long-term goal of doubling the number of our commission-based home mortgage consultants, currently numbering 10,000. We’ve opened 72 new banking stores this year, an average of two per week, and we’re on track to add by year-end 100 new banking stores and 80 new consumer finance stores. By year-end, we’ll have remodeled 261 banking stores.

      Much of our growth continued to come from earning more business from our current customers. The attitude and commitment of our team members is the single biggest factor influencing our customers to entrust us with more of their business. Every month this year, through needs-based selling, we’ve had more than one million retail banking product sales, a company record. Almost one of every three of our new checking account customers now has a Wells Fargo product pack, which is a checking account and at least three other products such as a debit card, credit card and online banking. With our recently announced alliance with Grupo Financiero Banorte, in addition to those with HSBC Mexico and BBVA Bancomer, we now have the largest network for remitting funds to Mexico of any U.S. financial services company. In Florida, where we employ more than 1,800 team members and have 140 mortgage and consumer finance stores, we’re proud to have supported disaster relief efforts.”

Financial Performance

      “Third quarter 2004 was the twelfth consecutive quarter of double-digit earnings per share growth, with earnings per share of $1.02, up 11 percent from $.92 in third quarter 2003. This was another exceptional quarter of solid growth, improved productivity and strong credit quality,” said Chief Financial Officer Howard Atkins. Apart from the expected decline in home mortgage demand from last year’s peak and from the late first quarter/early second quarter 2004 ‘mini-refi’ wave, business trends were solid across the board in third quarter 2004, with revenue growth of 11 percent in businesses other than Wells Fargo Home Mortgage (Home Mortgage).

      “We continued to take advantage of unusually volatile markets in the third quarter, selling approximately $4 billion of securities and adjustable rate mortgages (ARMs) following the big drop in long-term interest rates and narrowing of credit spreads. These repositioning actions resulted in $10 million of bond gains and $35 million of losses on loans. In addition, given the decline in long-term rates during the quarter, mortgage banking fees were reduced by

$130 million due primarily to an addition to the impairment valuation allowance for mortgage servicing rights (MSRs).”

Revenue

      Revenue of $7.3 billion for third quarter 2004 was flat from a year ago and down $108 million on a linked-quarter basis, reflecting lower revenue from Home Mortgage. Combined revenue of all the businesses other than Home Mortgage grew 11 percent from $5.8 billion in third quarter 2003 to $6.4 billion in third quarter 2004. “Revenue growth in these businesses was broad-based, led by strong growth in consumer lending and deposits, small business banking, credit cards, debit cards and consumer finance,” said Atkins.

      Home Mortgage revenue declined $623 million, or 40 percent, from $1.5 billion in third quarter 2003 to $.9 billion in third quarter 2004 due to a decline of $93 billion, or 58 percent, in mortgage originations driven by the increase in long-term rates from last year’s record lows. Home Mortgage revenue declined almost $400 million on a linked-quarter basis due primarily to the decline in originations from the second quarter 2004 ‘mini-refi’ wave and to the $211 million increase in the MSRs valuation allowance. The third quarter impairment valuation provision increased the MSRs valuation allowance to $1.8 billion at quarter end. At September 30, 2004, MSRs were $7.8 billion, or 1.18 percent of loans serviced for others compared with 1.37 percent at June 30, 2004.

Loans

      Average loans of $274.3 billion in third quarter 2004 increased 27 percent from $216.2 billion in third quarter 2003, and $8.0 billion, or 12 percent (annualized), on a linked-quarter basis. Average commercial and commercial real estate loans increased $7.7 billion, or 9 percent, from third quarter 2003, and $1.8 billion, or 8 percent (annualized), on a linked-quarter basis. “Again this quarter, commercial loans grew across virtually all of our segments, including small business direct, middle market, commercial real estate, leasing, trade finance and asset-based lending. We are particularly pleased with continued solid middle-market loan growth,” said Atkins.

      “In addition to commercial loan growth, we saw continued strong demand for consumer credit,” said Atkins. Average consumer loans increased $49.1 billion, or 38 percent, from third quarter 2003, and $5.4 billion, or 12 percent (annualized), on a linked-quarter basis. Growth was broad-based across home equity, residential mortgage, credit card, revolving credit and installment loan products.

Deposits

      Average core deposits of $225.0 billion for third quarter 2004 grew $9.3 billion, or 4 percent, from third quarter 2003, and increased $107 million on a linked-quarter basis. Average mortgage escrow deposits were $13.8 billion for third quarter 2004, down $10.4 billion from third quarter 2003 and down $2.9 billion from second quarter 2004. Excluding mortgage escrow deposits, average core deposits grew $19.8 billion, or 10 percent, from third quarter 2003 and $3.0 billion, or 6 percent (annualized), on a linked-quarter basis.

      Average retail core deposits, excluding mortgage escrow deposits, grew 11 percent from third quarter 2003 and 8 percent (annualized) on a linked-quarter basis. Average consumer checking account balances grew 13 percent from third quarter 2003 and 6 percent (annualized) on a linked-quarter basis, reflecting a 6 percent net increase in consumer checking accounts from a year ago and higher average balances.

Net Interest Income

      Net interest income for third quarter 2004 increased 7 percent from a year ago. Despite the decline in mortgages held for sale from last year, earning assets were up 9 percent due to the 27 percent growth in average commercial and consumer loans. On a linked-quarter basis, net interest income was strong, up $192 million, or 18 percent (annualized). This was driven by an $8 billion increase in average total loans, a 12 percent (annualized) increase, and a 6 basis point increase in the net interest margin to 4.89 percent, partly due to balance sheet repositioning actions taken in the last few quarters. This was the first quarterly increase in the margin in the past 10 quarters. At September 30, 2004, the Company had $1.4 billion in unrealized gains on securities available for sale, up from $1.2 billion at June 30, 2004.

Noninterest Income

      Noninterest income declined $291 million, or 9 percent, from third quarter 2003. Excluding mortgage banking fee income, noninterest income increased 9 percent from third quarter 2003. “The increase in fee income in our non-mortgage banking activities reflected improved business conditions and solid year-over-year growth in deposit, loan, credit card and debit card fees and growth in the international, institutional investment and Acordia insurance businesses,” said Atkins. Noninterest income declined $300 million on a linked-quarter basis, due primarily to a decline in mortgage banking fee income and the seasonality of the crop insurance business. During the quarter $48 million of equity investment gains were realized compared with $81 million in second quarter 2004. In line with a relatively flat and sluggish stock market, investment management fees were down from second quarter 2004.

Noninterest Expense

      Noninterest expense was $4.2 billion in third quarter 2004, down $355 million, or 8 percent, from third quarter 2003. Home Mortgage expense declined approximately $370 million from third quarter 2003 reflecting lower production and staffing costs. On a linked-quarter basis, noninterest expense decreased $133 million.

Credit Quality

      “Credit quality trends remained very solid,” said Chief Credit Officer Dave Munio. “Despite the substantial loan growth we experienced in the last three years, nonperforming assets continued to trend lower and credit losses remained flat.” Third quarter losses were $407 million (.59 percent of loans outstanding, annualized), essentially flat to prior quarter’s $390 million (.59 percent) and declined year-over-year from $424 million (.78 percent). “This was the third consecutive quarter of exceptional results in our Wholesale Banking business units. While we experienced strong consumer loan demand, growth continued to be balanced with our high consumer loan underwriting standards,” said Munio. “Our portfolios continued to demonstrate excellent performance.”

      The third quarter provision for credit losses matched net charge-offs, resulting in an essentially unchanged allowance of $3.95 billion at September 30, 2004 from June 30, 2004. Consistent with regulatory guidance, the Company reclassified the part of the allowance for loan losses related to unfunded commercial lending commitments and letters of credit, or $163 million, to other liabilities. “This treatment does not reduce the total valuation reserve for credit losses,” said Munio.

      Nonperforming assets of $1.57 billion at September 30, 2004, or .56 percent of total loans, declined from prior quarter by $47 million, or 3 percent. Nonperforming assets in third quarter 2004 were at their lowest level since first quarter 2001. “We believe it is reasonable to expect a modest increase in nonperforming assets as our residential mortgage portfolio seasons and we have a gradual increase in loans in foreclosure,” said Munio.

Business Segment Performance

      Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income of the three business segments was:

	Third Quarter			Nine months ended Sept. 30			,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Community Banking	$1,246	$1,065	17	$3,729	$3,183	17
Wholesale Banking	363	372	(2)	1,196	1,063	13
Wells Fargo Financial	137	121	13	378	332	14

      More financial information about the business segments is on pages 25 and 26.

      Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30		,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$5,252	$5,369	(2)	$15,586	$15,307	2
Provision for credit losses	199	213	(7)	626	656	(5)
Noninterest expense	3,143	3,603	(13)	9,263	9,830	(6)
Net income	1,246	1,065	17	3,729	3,183	17
Average loans (in billions)	189.9	146.0	30	185.4	136.7	36
Average assets (in billions)	303.7	290.2	5	293.4	271.8	8

•	Net income up 17 percent from prior year
•	Record core product sales of 3.81 million, up 17 percent from prior year
•	Average loans up 30 percent from prior year
◦	Average consumer loans up 36 percent
◦	Average commercial and commercial real estate up 9 percent
•	Average core deposits up 4 percent from prior year
◦	Up 11 percent excluding mortgage escrows
◦	Up 8 percent (annualized) from prior quarter excluding mortgage escrows

•	Retail bankers increased 1,700, or 17 percent, from prior year
•	Banker productivity of 5.13 core sales per day
•	Agreed to acquire Houston-based First Community Capital Corporation
•	Internet:
◦	5.9 million active online customers, up 29 percent from prior year
◦	49 percent of consumer checking accounts are online
◦	2.1 million bill pay and presentment customers, up 38 percent from prior year
◦	Over 500,000 online small business customers, up 33 percent from prior year
◦	Global Finance ranked Wells Fargo best U.S. consumer internet bank
◦	Products sold online vs. prior year:
▪	Consumer product sales up 47 percent
▪	Student loans up 157 percent
▪	Savings accounts doubled

      Community Banking reported net income of $1,246 million in third quarter 2004, compared with $1,065 million for the same period of 2003, up 17 percent. Net interest income increased by $183 million, compared with third quarter 2003, due primarily to growth in consumer and 1-4 family loans and deposits, partially offset by a decrease in mortgages held for sale. Noninterest income decreased by $300 million compared with third quarter 2003 due primarily to a decline in mortgage origination volumes. Noninterest expense decreased by $460 million in third quarter 2004, or 13 percent, compared with the same period of 2003, due primarily to a decline in mortgage origination volumes.

      “Our experienced and dedicated sales team achieved the highest quarterly sales in our history with 3.81 million core sales for the third quarter, up 17 percent from the same period last year. For the first time, we have exceeded one million core sales each month during the year,” said John Stumpf, Group EVP, Community Banking. “The number of retail bankers increased by 1,700, up 17 percent from last September, while we maintained our strong sales efficiency at 5.13 core sales per platform banker per day. Private Banking, serving our most affluent customers’ needs, has enjoyed outstanding growth this year.” For Private Banking, average core deposits grew by 46 percent in third quarter 2004, compared with a year ago, while loans grew 20 percent over the same period.

      “The advantage of Wells Fargo’s multi-channel, anytime, anywhere sales approach is reflected in the growth of the home equity portfolio, which is up 43 percent from prior year to $46 billion dollars,” said Mark Oman, Group EVP, Home and Consumer Finance.

      “The mortgage market is transitioning from a refinance market to a purchase market as the refinancing wave ebbs. As a result of reduced refinancing activity, mortgage originations for the quarter were $68 billion, a decrease of $28 billion from the second quarter. Home mortgage applications declined to $83 billion, down $17 billion from the prior quarter. The application pipeline of $55 billion at September 30, 2004 was down 4 percent from June 30, 2004.”

      The owned servicing portfolio, including commercial servicing, grew to $777 billion with an average note rate of 5.75 percent.

      Wholesale Banking provides businesses across the United States predominantly with annual sales in excess of $10 million with a complete line of commercial, corporate, treasury management, investment, insurance, capital markets and real estate banking products and services.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30			,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$1,254	$1,263	(1)	$3,923	$3,682	7
Provision for credit losses	10	54	(81)	51	154	(67)
Noninterest expense	678	629	8	2,010	1,885	7
Net income	363	372	(2)	1,196	1,063	13
Average loans (in billions)	53.7	49.0	10	52.0	49.4	5
Average assets (in billions)	77.4	75.7	2	76.3	76.1	—

•	Year-to-date net income up 13 percent from prior year
•	Average loans up 12 percent (annualized) from prior quarter
•	Active users on CEO® portal increased 42 percent from prior year
•	Three former Cooke & Bieler Funds became part of the Wells Fargo Funds® family

      Wholesale Banking reported net income of $363 million in third quarter 2004, compared with $372 million in third quarter 2003. The decline reflected a lower net interest margin and an 8 percent increase in noninterest expense primarily due to higher personnel costs. For the first nine months of 2004, net income was $1,196 million, compared with $1,063 million for the first nine months of 2003, a 13 percent increase. The 2004 year-to-date results benefited from continued strength in asset-based lending and improved credit quality.

      “We’re pleased to see third quarter commercial loan growth of 12 percent annualized from prior quarter. Credit quality has been particularly strong, resulting in lower credit losses of $51 million year-to-date compared with $154 million year-to-date 2003. All of our team members continue to focus on attracting new customers and providing outstanding solutions,” said Dave Hoyt, Group EVP, Wholesale Banking.

      Active users on the Commercial Electronic Office® (CEO) portal in 2004 increased 42 percent from third quarter 2003. Foreign Exchange Online via the CEO has grown to become a key component of the Company’s international services. Approximately 60 percent of the Company’s foreign exchange transactions are now conducted with this online tool.

      The Strong Funds Board of Directors unanimously approved a reorganization of the Strong Funds into Wells Fargo Funds. The closing of the transaction is expected to take place at the end of this year or early next year, pending Strong Funds shareholder approval. “We continue to be very optimistic about the addition of the Strong Funds into the Wells Fargo Funds family and are committed to providing our clients with a broader and deeper mutual fund lineup,” said Hoyt. The three former Cooke & Bieler Funds became part of the Wells Fargo Funds family this quarter. Through a sub-advisory agreement with Wells Fargo Funds Management, Cooke & Bieler continues to manage the investments in the Wells Fargo C&B Funds.

      Wells Fargo Financial offers consumer installment and home equity lending, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses in 48 states, Canada, Mexico, the Caribbean and the Pacific Islands.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30			,
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$808	$696	16	$2,318	$1,955	19
Provision for credit losses	199	159	25	575	448	28
Noninterest expense	398	343	16	1,151	973	18
Net income	137	121	13	378	332	14
Average loans (in billions)	30.7	21.2	45	28.3	19.3	47
Average assets (in billions)	32.5	22.9	42	29.9	21.1	42

•	Record net income up 13 percent from prior year
•	Average loans up 45 percent from prior year
•	Sound credit quality – lower delinquencies and loan loss rates
•	Increased team members by 16 percent from a year ago

      “Third-quarter receivables growth continued at a strong pace with average loans of $30.7 billion up 45 percent compared with third quarter 2003,” said Tom Shippee, president and CEO of Wells Fargo Financial. “This growth reflects our continued success in being able to provide products that help our customers achieve their personal financial goals. We’ve been able to grow our loans while maintaining sound credit quality. Delinquencies and loss rates both declined year-over-year reflecting changes in our customer and loan mix.”

Recorded Message

      A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific time through October 22, 2004. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 1077497. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

      The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

      This news release contains forward-looking statements about the Company. Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include statements about future credit losses and credit quality, and the expected timeframe for the Strong Funds acquisition.

      Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update them to reflect changes that occur after that date.

      There are several factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and Annual Report on Form 10-K for the year ended December 31, 2003, including information incorporated into the Form 10-K from the Company’s 2003 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, “Financial Review—Risk Management” included in the 2003 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

      Other factors described in the Form 10-Q and Form 10-K include · business and economic conditions · fiscal and monetary policies · legislation and regulation · disintermediation · competition generally and in light of the Gramm-Leach-Bliley Act · potential dividend restrictions · market acceptance and regulatory approval of new products and services · non-banking activities · reliance on other companies for infrastructure components · integration of acquired companies · attracting and retaining key personnel · stock price volatility. See, for example, “Factors That May Affect Future Results” in the June 30, 2004 Form 10-Q.

      Any factor described in this news release or in any document referred to in this news release, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

      Wells Fargo & Company is a diversified financial services company with $422 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores, the internet (wellsfargo.com) and other distribution channels across North America and elsewhere internationally.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter			Nine months
	ended Sept. 30	,	%	ended Sept. 30	,	%
(in millions, except per share amounts)	2004	2003	Change	2004	2003	Change

For the Period
Net income	$1,748	$1,561	12%	$5,229	$4,578	14%
Diluted earnings per common share	1.02	.92	11	3.05	2.70	13
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.66%	1.57%	6	1.72%	1.63%	6
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.34	18.88	2	19.74	19.42	2
Efficiency ratio (1)	57.7	62.4	(8)	57.6	60.6	(5)
Total revenue	$7,318	$7,333	—	$21,891	$20,946	5
Dividends declared per common share	.48	.45	7	1.38	1.05	31
Average common shares outstanding	1,688.9	1,677.2	1	1,692.1	1,678.0	1
Diluted average common shares outstanding	1,708.7	1,693.9	1	1,712.7	1,692.6	1
Average loans	$274,255	$216,181	27	$265,676	$205,431	29
Average assets	419,636	394,995	6	405,649	375,209	8
Average core deposits (2)	225,027	215,685	4	221,046	206,041	7
Net interest margin	4.89%	5.01%	(2)	4.89%	5.12%	(4)
At Period End
Securities available for sale	$35,121	$30,260	16	$35,121	$30,260	16
Loans	279,310	228,137	22	279,310	228,137	22
Allowance for loan losses	3,782	3,854	(2)	3,782	3,854	(2)
Goodwill	10,431	9,849	6	10,431	9,849	6
Assets	421,549	390,750	8	421,549	390,750	8
Core deposits	224,946	209,422	7	224,946	209,422	7
Stockholders’ equity	36,680	32,333	13	36,680	32,333	13
Capital ratios
Stockholders’ equity to assets	8.70%	8.27%	5	8.70%	8.27%	5
Risk-based capital (3)
Tier 1 capital	8.40	8.14	3	8.40	8.14	3
Total capital	12.14	11.62	4	12.14	11.62	4
Tier 1 leverage (3)	6.97	6.43	8	6.97	6.43	8
Book value per common share	$21.71	$19.25	13	$21.71	$19.25	13
Team members (active, full-time equivalent)	143,700	139,200	3	143,700	139,200	3
Common Stock Price
High	$59.86	$53.71	11	$59.86	$53.71	11
Low	56.12	48.90	15	54.32	43.27	26
Period end	59.63	51.50	16	59.63	51.50	16

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	The September 30, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions, except per share amounts)	2004	2004	2004	2003	2003

For the Quarter
Net income	$1,748	$1,714	$1,767	$1,624	$1,561
Diluted earnings per common share	1.02	1.00	1.03	.95	.92
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.66%	1.68%	1.84%	1.67%	1.57%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.34	19.57	20.31	19.20	18.88
Efficiency ratio (1)	57.7	58.6	56.4	60.5	62.4
Total revenue	$7,318	$7,426	$7,147	$7,445	$7,333
Dividends declared per common share	.48	.45	.45	.45	.45
Average common shares outstanding	1,688.9	1,688.1	1,699.3	1,690.2	1,677.2
Diluted average common shares outstanding	1,708.7	1,708.3	1,721.2	1,712.6	1,693.9
Average loans	$274,255	$266,231	$256,448	$235,986	$216,181
Average assets	419,636	410,544	386,614	384,744	394,995
Average core deposits (2)	225,027	224,920	213,146	210,026	215,685
Net interest margin	4.89%	4.83%	4.94%	4.97%	5.01%
At Quarter End
Securities available for sale	$35,121	$36,771	$32,857	$32,953	$30,260
Loans	279,310	269,731	264,216	253,073	228,137
Allowance for loan losses	3,782	3,940	3,891	3,891	3,854
Goodwill	10,431	10,430	10,403	10,371	9,849
Assets	421,549	420,305	397,354	387,798	390,750
Core deposits	224,946	222,166	220,105	211,271	209,422
Stockholders’ equity	36,680	35,478	35,442	34,469	32,333
Capital ratios
Stockholders’ equity to assets	8.70%	8.44%	8.92%	8.89%	8.27%
Risk-based capital (3)
Tier 1 capital	8.40	8.24	8.48	8.42	8.14
Total capital	12.14	11.86	12.18	12.21	11.62
Tier 1 leverage (3)	6.97	6.84	7.13	6.93	6.43
Book value per common share	$21.71	$21.03	$20.90	$20.31	$19.25
Team members (active, full-time equivalent)	143,700	142,600	139,900	140,000	139,200
Common Stock Price
High	$59.86	$59.72	$58.98	$59.18	$53.71
Low	56.12	54.32	55.97	51.68	48.90
Period end	59.63	57.23	56.67	58.89	51.50

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	The September 30, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30		,	%	Nine months ended Sept. 30		,	%
(in millions, except per share amounts)	2004	2003		Change	2004	2003		Change

INTEREST INCOME
Securities available for sale	$496	$470		6%	$1,398	$1,358		3%
Mortgages held for sale	490	906		(46)	1,294	2,585		(50)
Loans held for sale	76	57		33	205	191		7
Loans	4,271	3,482		23	12,239	10,224		20
Other interest income	72	64		13	196	205		(4)

Total interest income	5,405	4,979		9	15,332	14,563		5

INTEREST EXPENSE
Deposits	487	384		27	1,251	1,236		1
Short-term borrowings	105	72		46	227	254		(11)
Long-term debt	395	349		13	1,160	1,020		14
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	32		(100)	—	88		(100)

Total interest expense	987	837		18	2,638	2,598		2

NET INTEREST INCOME	4,418	4,142		7	12,694	11,965		6
Provision for credit losses	408	426		(4)	1,252	1,258		—

Net interest income after provision for credit losses	4,010	3,716		8	11,442	10,707		7

NONINTEREST INCOME
Service charges on deposit accounts	644	607		6	1,896	1,747		9
Trust and investment fees	508	504		1	1,573	1,433		10
Credit card fees	290	251		16	827	752		10
Other fees	456	422		8	1,310	1,161		13
Mortgage banking	262	773		(66)	1,070	1,877		(43)
Operating leases	207	229		(10)	625	726		(14)
Insurance	264	252		5	928	807		15
Net gains (losses) on debt securities available for sale	10	(23)		—	(18)	16		—
Net gains (losses) from equity investments	48	58		(17)	224	(87)		—
Other	211	118		79	762	549		39

Total noninterest income	2,900	3,191		(9)	9,197	8,981		2

NONINTEREST EXPENSE
Salaries	1,383	1,185		17	3,955	3,481		14
Incentive compensation	449	621		(28)	1,281	1,571		(18)
Employee benefits	390	374		4	1,273	1,143		11
Equipment	254	298		(15)	826	871		(5)
Net occupancy	309	283		9	907	867		5
Operating leases	158	175		(10)	469	541		(13)
Other	1,277	1,639		(22)	3,891	4,216		(8)

Total noninterest expense	4,220	4,575		(8)	12,602	12,690		(1)

INCOME BEFORE INCOME TAX EXPENSE	2,690	2,332		15	8,037	6,998		15
Income tax expense	942	771		22	2,808	2,420		16

NET INCOME	$1,748	$1,561		12%	$5,229	$4,578		14%

NET INCOME APPLICABLE TO COMMON STOCK	$1,748	$1,560		12%	$5,229	$4,575		14%

EARNINGS PER COMMON SHARE	$1.03	$.93		11%	$3.09	$2.73		13%

DILUTED EARNINGS PER COMMON SHARE	$1.02	$.92		11%	$3.05	$2.70		13%

DIVIDENDS DECLARED PER COMMON SHARE	$.48	$.45		7%	$1.38	$1.05		31%

Average common shares outstanding	1,688.9	1,677.2		1%	1,692.1	1,678.0		1%

Diluted average common shares outstanding	1,708.7	1,693.9		1%	1,712.7	1,692.6		1%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions, except per share amounts)	2004		2004		2004		2003		2003

INTEREST INCOME
Securities available for sale	$496		$457		$445		$458		$470
Mortgages held for sale	490		470		334		551		906
Loans held for sale	76		66		63		60		57
Loans	4,271		4,011		3,957		3,713		3,482
Other interest income	72		65		59		74		64

Total interest income	5,405		5,069		4,858		4,856		4,979

INTEREST EXPENSE
Deposits	487		394		370		377		384
Short-term borrowings	105		59		63		68		72
Long-term debt	395		390		375		335		349
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—		—		—		32		32

Total interest expense	987		843		808		812		837

NET INTEREST INCOME	4,418		4,226		4,050		4,044		4,142
Provision for credit losses	408		440		404		465		426

Net interest income after provision for credit losses	4,010		3,786		3,646		3,579		3,716

NONINTEREST INCOME
Service charges on deposit accounts	644		637		615		613		607
Trust and investment fees	508		530		535		504		504
Credit card fees	290		279		258		252		251
Other fees	456		440		414		412		422
Mortgage banking	262		493		315		636		773
Operating leases	207		209		209		211		229
Insurance	264		347		317		264		252
Net gains (losses) on debt securities available for sale	10		(61)		33		(12)		(23)
Net gains from equity investments	48		81		95		143		58
Other	211		245		306		378		118

Total noninterest income	2,900		3,200		3,097		3,401		3,191

NONINTEREST EXPENSE
Salaries	1,383		1,295		1,277		1,351		1,185
Incentive compensation	449		441		391		483		621
Employee benefits	390		391		492		417		374
Equipment	254		271		301		375		298
Net occupancy	309		304		294		310		283
Operating leases	158		156		155		162		175
Other	1,277		1,495		1,119		1,402		1,639

Total noninterest expense	4,220		4,353		4,029		4,500		4,575

INCOME BEFORE INCOME TAX EXPENSE	2,690		2,633		2,714		2,480		2,332
Income tax expense	942		919		947		856		771

NET INCOME	$1,748		$1,714		$1,767		$1,624		$1,561

NET INCOME APPLICABLE TO COMMON STOCK	$1,748		$1,714		$1,767		$1,624		$1,560

EARNINGS PER COMMON SHARE	$1.03		$1.02		$1.04		$.96		$.93

DILUTED EARNINGS PER COMMON SHARE	$1.02		$1.00		$1.03		$.95		$.92

DIVIDENDS DECLARED PER COMMON SHARE	$.48		$.45		$.45		$.45		$.45

Average common shares outstanding	1,688.9		1,688.1		1,699.3		1,690.2		1,677.2

Diluted average common shares outstanding	1,708.7		1,708.3		1,721.2		1,712.6		1,693.9

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Sept. 30, 2004 from
	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,
(in millions, except shares)	2004	2003	2003	2003	2003

ASSETS
Cash and due from banks	$13,249	$15,547	$15,423	(15)%	(14)%
Federal funds sold and securities purchased under resale agreements	3,869	2,745	2,692	41	44
Securities available for sale	35,121	32,953	30,260	7	16
Mortgages held for sale	30,783	29,027	55,328	6	(44)
Loans held for sale	8,434	7,497	7,310	12	15
Loans	279,310	253,073	228,137	10	22
Allowance for loan losses	(3,782)	(3,891)	(3,854)	(3)	(2)

Net loans	275,528	249,182	224,283	11	23

Mortgage servicing rights, net	7,768	6,906	5,765	12	35
Premises and equipment, net	3,722	3,534	3,517	5	6
Goodwill	10,431	10,371	9,849	1	6
Other assets	32,644	30,036	36,323	9	(10)

Total assets	$421,549	$387,798	$390,750	9%	8%

LIABILITIES
Noninterest-bearing deposits	$79,090	$74,387	$77,175	6%	2%
Interest-bearing deposits	189,697	173,140	174,261	10	9

Total deposits	268,787	247,527	251,436	9	7
Short-term borrowings	24,278	24,659	25,589	(2)	(5)
Accrued expenses and other liabilities	20,484	17,501	18,815	17	9
Long-term debt	71,320	63,642	58,992	12	21
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	3,585	—	(100)

Total liabilities	384,869	353,329	358,417	9	7

STOCKHOLDERS’ EQUITY
Preferred stock	325	214	319	52	2
Common stock - $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,767	9,643	9,532	1	2
Retained earnings	25,564	22,842	22,064	12	16
Cumulative other comprehensive income	914	938	572	(3)	60
Treasury stock - 46,042,180 shares, 38,271,651 shares and 59,314,051 shares	(2,436)	(1,833)	(2,785)	33	(13)
Unearned ESOP shares	(348)	(229)	(263)	52	32

Total stockholders’ equity	36,680	34,469	32,333	6	13

Total liabilities and stockholders’ equity	$421,549	$387,798	$390,750	9%	8%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2004	2004	2004	2003	2003

ASSETS
Cash and due from banks	$13,249	$13,449	$13,972	$15,547	$15,423
Federal funds sold and securities purchased under resale agreements	3,869	2,681	2,439	2,745	2,692
Securities available for sale	35,121	36,771	32,857	32,953	30,260
Mortgages held for sale	30,783	39,424	26,361	29,027	55,328
Loans held for sale	8,434	8,156	8,037	7,497	7,310

Loans	279,310	269,731	264,216	253,073	228,137
Allowance for loan losses	(3,782)	(3,940)	(3,891)	(3,891)	(3,854)

Net loans	275,528	265,791	260,325	249,182	224,283

Mortgage servicing rights, net	7,768	8,512	6,097	6,906	5,765
Premises and equipment, net	3,722	3,627	3,545	3,534	3,517
Goodwill	10,431	10,430	10,403	10,371	9,849
Other assets	32,644	31,464	33,318	30,036	36,323

Total assets	$421,549	$420,305	$397,354	$387,798	$390,750

LIABILITIES
Noninterest-bearing deposits	$79,090	$78,926	$78,253	$74,387	$77,175
Interest-bearing deposits	189,697	189,199	170,116	173,140	174,261

Total deposits	268,787	268,125	248,369	247,527	251,436
Short-term borrowings	24,278	29,831	20,397	24,659	25,589
Accrued expenses and other liabilities	20,484	21,266	19,756	17,501	18,815
Long-term debt	71,320	65,605	73,390	63,642	58,992
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—	—	3,585

Total liabilities	384,869	384,827	361,912	353,329	358,417

STOCKHOLDERS’ EQUITY
Preferred stock	325	387	452	214	319
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,767	9,744	9,711	9,643	9,532
Retained earnings	25,564	24,669	23,796	22,842	22,064
Cumulative other comprehensive income	914	735	1,057	938	572
Treasury stock	(2,436)	(2,537)	(1,984)	(1,833)	(2,785)
Unearned ESOP shares	(348)	(414)	(484)	(229)	(263)

Total stockholders’ equity	36,680	35,478	35,442	34,469	32,333

Total liabilities and stockholders’ equity	$421,549	$420,305	$397,354	$387,798	$390,750

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2004		2004		2004		2003		2003

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$3,818		$2,565		$2,671		$2,699		$2,514
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,132		1,190		1,224		1,278		1,283
Securities of U.S. states and political subdivisions	3,586		3,456		3,338		3,141		2,442
Mortgage-backed securities:
Federal agencies	22,965		20,076		20,635		21,149		18,538
Private collateralized mortgage obligations	3,836		4,077		2,713		2,014		1,972

Total mortgage-backed securities	26,801		24,153		23,348		23,163		20,510
Other debt securities (1)	3,443		3,346		3,543		3,478		3,540

Total debt securities available for sale (1)	34,962		32,145		31,453		31,060		27,775
Mortgages held for sale	34,844		36,782		25,023		41,055		69,786
Loans held for sale	8,276		8,074		7,911		7,373		7,124
Loans:
Commercial and commercial real estate:
Commercial	49,517		48,711		47,305		47,674		46,947
Other real estate mortgage	29,025		28,586		27,801		26,691		25,635
Real estate construction	8,949		8,428		8,264		8,151		7,775
Lease financing	5,084		5,027		5,053		4,508		4,497

Total commercial and commercial real estate	92,575		90,752		88,423		87,024		84,854
Consumer:
Real estate 1-4 family first mortgage	88,689		89,351		86,375		71,402		57,817
Real estate 1-4 family junior lien mortgage	46,367		41,964		38,328		35,152		32,512
Credit card	8,948		8,508		8,338		8,013		7,683
Other revolving credit and installment	34,168		32,975		32,477		31,975		31,053

Total consumer	178,172		172,798		165,518		146,542		129,065
Foreign	3,508		2,681		2,507		2,420		2,262

Total loans (2)	274,255		266,231		256,448		235,986		216,181
Other	7,598		8,095		8,538		9,169		8,905

Total earning assets	$363,753		$353,892		$332,044		$327,342		$332,285

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,017		$3,011		$2,962		$2,744		$2,592
Market rate and other savings	124,090		121,647		117,373		112,392		108,969
Savings certificates	18,490		18,724		19,495		19,949		20,429
Other time deposits	36,089		29,654		22,719		26,382		27,633
Deposits in foreign offices	8,856		9,306		7,171		5,992		5,643

Total interest-bearing deposits	190,542		182,342		169,720		167,459		165,266
Short-term borrowings	29,840		22,689		25,630		28,367		29,572
Long-term debt	65,443		71,085		64,416		58,814		57,960
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—		—		—		3,591		3,525

Total interest-bearing liabilities	285,825		276,116		259,766		258,231		256,323
Portion of noninterest-bearing funding sources	77,928		77,776		72,278		69,111		75,962

Total funding sources	$363,753		$353,892		$332,044		$327,342		$332,285

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,704		$12,997		$13,152		$13,083		$13,642
Goodwill	10,431		10,413		10,394		10,209		9,817
Other	32,748		33,242		31,024		34,110		39,251

Total noninterest-earning assets	$55,883		$56,652		$54,570		$57,402		$62,710

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$79,430		$81,538		$73,316		$74,941		$83,695
Other liabilities	18,435		17,700		18,572		18,000		22,139
Stockholders’ equity	35,946		35,190		34,960		33,572		32,838
Noninterest-bearing funding sources used to fund earning assets	(77,928)		(77,776)		(72,278)		(69,111)		(75,962)

Net noninterest-bearing funding sources	$55,883		$56,652		$54,570		$57,402		$62,710

TOTAL ASSETS	$419,636		$410,544		$386,614		$384,744		$394,995

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Nine months ended Sept. 30	,
(in millions)	2004	2003

Balance, beginning of period	$34,469	$30,319
Net income	5,229	4,578
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	4	20
Change in valuation allowance related to:
Investment securities and other retained interests	(16)	(77)
Derivative instruments and hedging activities	(12)	(347)
Common stock issued	1,045	587
Common stock issued for acquisitions	9	6
Common stock repurchased	(1,909)	(1,289)
Preferred stock released to ESOP	210	192
Preferred stock dividends	—	(3)
Common stock dividends	(2,337)	(1,764)
Other, net	(12)	111

Balance, end of period	$36,680	$32,333

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2004		2004		2004		2003		2003

Commercial and commercial real estate:
Commercial	$50,750		$49,962		$48,034		$48,729		$47,720
Other real estate mortgage	29,406		28,975		28,323		27,592		25,723
Real estate construction	9,211		8,646		8,259		8,209		7,777
Lease financing	5,075		5,045		5,018		4,477		4,478

Total commercial and commercial real estate	94,442		92,628		89,634		89,007		85,698
Consumer:
Real estate 1-4 family first mortgage	87,587		87,776		90,563		83,535		66,760
Real estate 1-4 family junior lien mortgage	49,557		44,289		40,281		36,629		33,601
Credit card	9,439		8,692		8,357		8,351		7,836
Other revolving credit and installment	34,435		33,458		32,755		33,100		31,919

Total consumer	181,018		174,215		171,956		161,615		140,116
Foreign	3,850		2,888		2,626		2,451		2,323

Total loans (net of unearned income)	$279,310		$269,731		$264,216		$253,073		$228,137

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2004	2004	2004	2003	2003

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$382	$422	$514	$592	$713
Other real estate mortgage	258	324	263	285	267
Real estate construction	59	72	71	56	48
Lease financing	54	55	74	73	71

Total commercial and commercial real estate	753	873	922	1,006	1,099
Consumer:
Real estate 1-4 family first mortgage	360	317	281	274	258
Real estate 1-4 family junior lien mortgage	93	86	96	87	79
Other revolving credit and installment	155	97	85	88	78

Total consumer	608	500	462	449	415
Foreign	16	6	3	3	3

Total nonaccrual loans	1,377	1,379	1,387	1,458	1,517
As a percentage of total loans	.49%	.51%	.52%	.58%	.66%
Foreclosed assets	190	235	222	198	196
Real estate investments	2	2	2	6	6

Total nonaccrual loans and other assets	$1,569	$1,616	$1,611	$1,662	$1,719

As a percentage of total loans	.56%	.60%	.61%	.66%	.75%

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Nine months ended
	Sept. 30 ,	June 30 ,	Sept. 30 ,	Sept. 30 ,	Sept. 30 ,
(in millions)	2004	2004	2003	2004	2003

Balance, beginning of period	$3,940	$3,891	$3,853	$3,891	$3,819
Allowances related to business combinations/other	4	(1)	(1)	3	31
Provision for credit losses	408	440	426	1,252	1,258
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(98)	(112)	(136)	(321)	(437)
Other real estate mortgage	(4)	(7)	(12)	(18)	(23)
Real estate construction	(1)	—	(2)	(4)	(8)
Lease financing	(24)	(12)	(12)	(48)	(33)

Total commercial and commercial real estate	(127)	(131)	(162)	(391)	(501)
Consumer:
Real estate 1-4 family first mortgage	(14)	(11)	(11)	(38)	(31)
Real estate 1-4 family junior lien mortgage	(20)	(27)	(16)	(76)	(54)
Credit card	(109)	(119)	(109)	(337)	(337)
Other revolving credit and installment	(233)	(212)	(206)	(669)	(602)

Total consumer	(376)	(369)	(342)	(1,120)	(1,024)
Foreign	(37)	(30)	(29)	(95)	(74)

Total loan charge-offs	(540)	(530)	(533)	(1,606)	(1,599)

Loan recoveries:
Commercial and commercial real estate:
Commercial	31	44	31	117	106
Other real estate mortgage	8	4	2	14	7
Real estate construction	3	1	2	5	11
Lease financing	7	6	2	19	5

Total commercial and commercial real estate	49	55	37	155	129
Consumer:
Real estate 1-4 family first mortgage	1	2	3	4	8
Real estate 1-4 family junior lien mortgage	6	7	5	17	12
Credit card	15	15	13	45	38
Other revolving credit and installment	56	55	46	167	145

Total consumer	78	79	67	233	203
Foreign	6	6	5	17	13

Total loan recoveries	133	140	109	405	345

Net loan charge-offs	(407)	(390)	(424)	(1,201)	(1,254)

Balance, end of period	$3,945	$3,940	$3,854	$3,945	$3,854

Components:
Allowance for loan losses	$3,782	$3,940	$3,854	$3,782	$3,854
Reserve for unfunded credit commitments (1)	163	—	—	163	—

Allowance for credit losses	$3,945	$3,940	$3,854	$3,945	$3,854

Net loan charge-offs (annualized) as a percentage of average total loans	.59%	.59%	.78%	.60%	.82%

(1)	Effective September 30, 2004, we reclassified the portion of the allowance for loan losses related to commercial lending commitments and letters of credit, or $163 million, to other liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2004	2004	2004	2003	2003

Balance, beginning of quarter	$3,940	$3,891	$3,891	$3,854	$3,853
Allowances related to business combinations/other	4	(1)	—	37	(1)
Provision for credit losses	408	440	404	465	426
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(98)	(112)	(111)	(161)	(136)
Other real estate mortgage	(4)	(7)	(7)	(10)	(12)
Real estate construction	(1)	—	(3)	(3)	(2)
Lease financing	(24)	(12)	(12)	(10)	(12)

Total commercial and commercial real estate	(127)	(131)	(133)	(184)	(162)
Consumer:
Real estate 1-4 family first mortgage	(14)	(11)	(13)	(15)	(11)
Real estate 1-4 family junior lien mortgage	(20)	(27)	(29)	(23)	(16)
Credit card	(109)	(119)	(109)	(139)	(109)
Other revolving credit and installment	(233)	(212)	(224)	(224)	(206)

Total consumer	(376)	(369)	(375)	(401)	(342)
Foreign	(37)	(30)	(28)	(30)	(29)

Total loan charge-offs	(540)	(530)	(536)	(615)	(533)

Loan recoveries:
Commercial and commercial real estate:
Commercial	31	44	42	72	31
Other real estate mortgage	8	4	2	4	2
Real estate construction	3	1	1	1	2
Lease financing	7	6	6	2	2

Total commercial and commercial real estate	49	55	51	79	37
Consumer:
Real estate 1-4 family first mortgage	1	2	1	1	3
Real estate 1-4 family junior lien mortgage	6	7	4	1	5
Credit card	15	15	15	13	13
Other revolving credit and installment	56	55	56	51	46

Total consumer	78	79	76	66	67
Foreign	6	6	5	5	5

Total loan recoveries	133	140	132	150	109

Net loan charge-offs	(407)	(390)	(404)	(465)	(424)

Balance, end of quarter	$3,945	$3,940	$3,891	$3,891	$3,854

Components:
Allowance for loan losses	$3,782	$3,940	$3,891	$3,891	$3,854
Reserve for unfunded credit commitments (1)	163	—	—	—	—

Allowance for credit losses	$3,945	$3,940	$3,891	$3,891	$3,854

Net loan charge-offs (annualized) as a percentage of average total loans	.59%	.59%	.63%	.78%	.78%
Allowance for loan losses:
As a percentage of total loans	1.35%	1.46%	1.47%	1.54%	1.69%
As a percentage of nonaccrual loans	275	286	281	267	254
As a percentage of nonaccrual loans and other assets	241	244	242	234	224
Allowance for credit losses:
As a percentage of total loans	1.41%	1.46%	1.47%	1.54%	1.69%
As a percentage of nonaccrual loans	286	286	281	267	254
As a percentage of nonaccrual loans and other assets	251	244	242	234	224

(1)	Effective September 30, 2004, we reclassified the portion of the allowance for loan losses related to commercial lending commitments and letters of credit, or $163 million, to other liabilities.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30	,	%	Nine months ended Sept. 30	,	%
(in millions)	2004	2003	Change	2004	2003	Change

Service charges on deposit accounts	$644	$607	6%	$1,896	$1,747	9%
Trust and investment fees:
Trust, investment and IRA fees	366	348	5	1,124	995	13
Commissions and all other fees	142	156	(9)	449	438	3

Total trust and investment fees	508	504	1	1,573	1,433	10
Credit card fees	290	251	16	827	752	10
Other fees:
Cash network fees	47	48	(2)	136	136	—
Charges and fees on loans	236	199	19	671	565	19
All other	173	175	(1)	503	460	9

Total other fees	456	422	8	1,310	1,161	13
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	(24)	(82)	(71)	603	(1,266)	—
Net gains on mortgage loan origination/sales activities	212	712	(70)	258	2,790	(91)
All other	74	143	(48)	209	353	(41)

Total mortgage banking	262	773	(66)	1,070	1,877	(43)
Operating leases	207	229	(10)	625	726	(14)
Insurance	264	252	5	928	807	15
Net gains (losses) on debt securities available for sale	10	(23)	—	(18)	16	—
Net gains (losses) from equity investments	48	58	(17)	224	(87)	—
Net gains on sales of loans	3	19	(84)	7	23	(70)
Net gains on dispositions of operations	—	—	—	2	27	(93)
All other	208	99	110	753	499	51

Total	$2,900	$3,191	(9)%	$9,197	$8,981	2%

NONINTEREST EXPENSE

	Quarter ended Sept. 30		,	%	Nine months ended Sept. 30		,	%
(in millions)	2004	2003		Change	2004	2003		Change

Salaries	$1,383	$1,185		17%	$3,955	$3,481		14%
Incentive compensation	449	621		(28)	1,281	1,571		(18)
Employee benefits	390	374		4	1,273	1,143		11
Equipment	254	298		(15)	826	871		(5)
Net occupancy	309	283		9	907	867		5
Operating leases	158	175		(10)	469	541		(13)
Contract services	154	270		(43)	454	675		(33)
Outside professional services	165	122		35	440	345		28
Outside data processing	109	105		4	314	306		3
Advertising and promotion	113	98		15	315	274		15
Travel and entertainment	110	98		12	312	275		13
Telecommunications	73	92		(21)	216	256		(16)
Postage	63	94		(33)	201	265		(24)
Stationery and supplies	57	62		(8)	177	173		2
Charitable donations	7	197		(96)	24	216		(89)
Insurance	47	48		(2)	214	166		29
Operating losses	45	29		55	144	149		(3)
Security	40	41		(2)	120	125		(4)
Loss from debt extinguishment	—	—		—	176	—		—
Core deposit intangibles	33	35		(6)	101	107		(6)
All other	261	348		(25)	683	884		(23)

Total	$4,220	$4,575		(8)%	$12,602	$12,690		(1)%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Sept. 30	,	June 30 ,	Mar. 31	,	Dec. 31	,	Sept. 30 ,
(in millions)	2004		2004	2004		2003		2003

Service charges on deposit accounts	$644		$637	$615		$613		$607
Trust and investment fees:
Trust, investment and IRA fees	366		383	375		350		348
Commissions and all other fees	142		147	160		154		156

Total trust and investment fees	508		530	535		504		504
Credit card fees	290		279	258		252		251
Other fees:
Cash network fees	47		46	43		44		48
Charges and fees on loans	236		224	211		191		199
All other	173		170	160		177		175

Total other fees	456		440	414		412		422
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	(24)		461	166		312		(82)
Net gains (losses) on mortgage loan origination/sales activities	212		(52)	98		229		712
All other	74		84	51		95		143

Total mortgage banking	262		493	315		636		773
Operating leases	207		209	209		211		229
Insurance	264		347	317		264		252
Net gains (losses) on debt securities available for sale	10		(61)	33		(12)		(23)
Net gains from equity investments	48		81	95		143		58
Net gains on sales of loans	3		—	4		5		19
Net gains on dispositions of operations	—		1	1		2		—
All other	208		244	301		371		99

Total	$2,900		$3,200	$3,097		$3,401		$3,191

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2004		2004		2004		2003		2003

Salaries	$1,383		$1,295		$1,277		$1,351		$1,185
Incentive compensation	449		441		391		483		621
Employee benefits	390		391		492		417		374
Equipment	254		271		301		375		298
Net occupancy	309		304		294		310		283
Operating leases	158		156		155		162		175
Contract services	154		157		143		191		270
Outside professional services	165		156		119		164		122
Outside data processing	109		106		99		98		105
Advertising and promotion	113		118		84		118		98
Travel and entertainment	110		105		97		114		98
Telecommunications	73		62		81		87		92
Postage	63		63		75		71		94
Stationery and supplies	57		60		60		68		62
Charitable donations	7		10		7		21		197
Insurance	47		96		71		31		48
Operating losses	45		82		17		44		29
Security	40		40		40		38		41
Loss from debt extinguishment	—		176		—		—		—
Core deposit intangibles	33		34		34		35		35
All other	261		230		192		322		348

Total	$4,220		$4,353		$4,029		$4,500		$4,575

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended Sept. 30						,
	2004			2003
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$3,818	1.37%	$14	$2,514	.88%	$6
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,132	4.39	12	1,283	4.59	14
Securities of U.S. states and political subdivisions	3,586	7.85	67	2,442	8.92	51
Mortgage-backed securities:
Federal agencies	22,965	6.02	335	18,538	7.50	334
Private collateralized mortgage obligations	3,836	5.12	48	1,972	5.25	25

Total mortgage-backed securities	26,801	5.89	383	20,510	7.28	359
Other debt securities (4)	3,443	7.60	58	3,540	7.89	64

Total debt securities available for sale (4)	34,962	6.19	520	27,775	7.37	488
Mortgages held for sale (3)	34,844	5.61	490	69,786	5.18	906
Loans held for sale (3)	8,276	3.68	76	7,124	3.17	57
Loans:
Commercial and commercial real estate:
Commercial	49,517	5.61	698	46,947	6.04	714
Other real estate mortgage	29,025	5.37	391	25,635	5.33	343
Real estate construction	8,949	5.29	119	7,775	4.98	98
Lease financing	5,084	6.23	79	4,497	6.27	70

Total commercial and commercial real estate	92,575	5.53	1,287	84,854	5.74	1,225
Consumer:
Real estate 1-4 family first mortgage	88,689	5.54	1,231	57,817	5.31	770
Real estate 1-4 family junior lien mortgage	46,367	5.07	591	32,512	5.69	466
Credit card	8,948	12.00	269	7,683	12.11	233
Other revolving credit and installment	34,168	8.99	771	31,053	8.81	689

Total consumer	178,172	6.40	2,862	129,065	6.65	2,158
Foreign	3,508	14.24	124	2,262	18.01	102

Total loans (5)	274,255	6.21	4,273	216,181	6.41	3,485
Other	7,598	3.09	59	8,905	2.60	58

Total earning assets	$363,753	5.97	5,432	$332,285	6.02	5,000

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,017	.47	4	$2,592	.20	1
Market rate and other savings	124,090	.68	213	108,969	.61	166
Savings certificates	18,490	2.24	105	20,429	2.43	125
Other time deposits	36,089	1.47	133	27,633	1.11	78
Deposits in foreign offices	8,856	1.44	32	5,643	1.00	14

Total interest-bearing deposits	190,542	1.02	487	165,266	.92	384
Short-term borrowings	29,840	1.41	105	29,572	.96	72
Long-term debt	65,443	2.41	395	57,960	2.40	349
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—	3,525	3.64	32

Total interest-bearing liabilities	285,825	1.38	987	256,323	1.30	837
Portion of noninterest-bearing funding sources	77,928	—	—	75,962	—	—

Total funding sources	$363,753	1.08	987	$332,285	1.01	837

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.89%	$4,445		5.01%	$4,163

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,704			$13,642
Goodwill	10,431			9,817
Other	32,748			39,251

Total noninterest-earning assets	$55,883			$62,710

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$79,430			$83,695
Other liabilities	18,435			22,139
Stockholders’ equity	35,946			32,838
Noninterest-bearing funding sources used to fund earning assets	(77,928)			(75,962)

Net noninterest-bearing funding sources	$55,883			$62,710

TOTAL ASSETS	$419,636			$394,995

(1)	Our average prime rate was 4.42% and 4.00% for the quarters ended September 30, 2004 and 2003, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.75% and 1.13% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended Sept. 30						,
	2004			2003
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold and securities purchased under resale agreements	$3,021	1.13%	$26	$4,005	1.16%	$35
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,182	4.16	36	1,288	4.85	45
Securities of U.S. states and political subdivisions	3,460	7.90	196	2,183	8.92	136
Mortgage-backed securities:
Federal agencies	21,232	6.02	927	17,317	7.84	957
Private collateralized mortgage obligations	3,543	5.10	131	1,997	6.48	93

Total mortgage-backed securities	24,775	5.88	1,058	19,314	7.70	1,050
Other debt securities (4)	3,444	7.66	177	3,243	7.77	179

Total debt securities available for sale (4)	32,861	6.21	1,467	26,028	7.67	1,410
Mortgages held for sale (3)	32,226	5.35	1,294	64,609	5.33	2,585
Loans held for sale (3)	8,088	3.39	205	7,064	3.62	191
Loans:
Commercial and commercial real estate:
Commercial	48,515	5.71	2,074	47,146	6.13	2,164
Other real estate mortgage	28,472	5.24	1,116	25,561	5.50	1,052
Real estate construction	8,548	5.12	328	7,888	5.16	305
Lease financing	5,055	6.37	241	4,435	6.26	208

Total commercial and commercial real estate	90,590	5.54	3,759	85,030	5.86	3,729
Consumer:
Real estate 1-4 family first mortgage	88,140	5.36	3,539	51,147	5.65	2,164
Real estate 1-4 family junior lien mortgage	42,235	5.03	1,591	30,497	6.00	1,368
Credit card	8,599	11.89	767	7,514	12.14	684
Other revolving credit and installment	33,211	9.02	2,243	29,117	9.17	1,997

Total consumer	172,185	6.31	8,140	118,275	7.02	6,213
Foreign	2,901	15.91	346	2,126	18.10	289

Total loans (5)	265,676	6.15	12,245	205,431	6.65	10,231
Other	8,075	2.83	171	7,918	2.87	170

Total earning assets	$349,947	5.90	15,408	$315,055	6.23	14,622

FUNDING SOURCES
Deposits:
Interest-bearing checking	$2,997	.35	8	$2,512	.29	5
Market rate and other savings	121,048	.64	576	104,826	.68	533
Savings certificates	18,902	2.24	317	21,257	2.60	413
Other time deposits	29,510	1.25	275	25,052	1.24	233
Deposits in foreign offices	8,446	1.19	75	6,083	1.15	52

Total interest-bearing deposits	180,903	.92	1,251	159,730	1.03	1,236
Short-term borrowings	26,067	1.16	227	30,414	1.12	254
Long-term debt	66,976	2.31	1,160	52,141	2.61	1,020
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—	3,210	3.69	88

Total interest-bearing liabilities	273,946	1.29	2,638	245,495	1.41	2,598
Portion of noninterest-bearing funding sources	76,001	—	—	69,560	—	—

Total funding sources	$349,947	1.01	2,638	$315,055	1.11	2,598

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.89%	$12,770		5.12%	$12,024

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,950			$13,551
Goodwill	10,412			9,803
Other	32,340			36,800

Total noninterest-earning assets	$55,702			$60,154

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$78,099			$77,446
Other liabilities	18,237			20,714
Stockholders’ equity	35,367			31,554
Noninterest-bearing funding sources used to fund earning assets	(76,001)			(69,560)

Net noninterest-bearing funding sources	$55,702			$60,154

TOTAL ASSETS	$405,649			$375,209

(1)	Our average prime rate was 4.14% and 4.16% for the nine months ended September 30, 2004 and 2003, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.39% and 1.23% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS

(income/expense in millions,	Community		Wholesale		Wells Fargo				Consolidated
average balances in billions)	Banking		Banking		Financial		Other (2)		Company
Quarter ended September 30,	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003

Net interest income (1)	$3,173	$2,990	$531	$556	$715	$599	$(1)	$(3)	$4,418	$4,142
Provision for credit losses	199	213	10	54	199	159	—	—	408	426
Noninterest income	2,079	2,379	723	707	93	97	5	8	2,900	3,191
Noninterest expense	3,143	3,603	678	629	398	343	1	—	4,220	4,575

Income before income tax expense	1,910	1,553	566	580	211	194	3	5	2,690	2,332
Income tax expense	664	488	203	208	74	73	1	2	942	771

Net income	$1,246	$1,065	$363	$372	$137	$121	$2	$3	$1,748	$1,561

Average loans	$189.9	$146.0	$53.7	$49.0	$30.7	$21.2	$—	$—	$274.3	$216.2
Average assets	303.7	290.2	77.4	75.7	32.5	22.9	6.0	6.2	419.6	395.0
Average core deposits	199.6	191.8	25.3	23.8	.1	.1	—	—	225.0	215.7

Nine months ended September 30,

Net interest income (1)	$9,008	$8,633	$1,652	$1,667	$2,039	$1,672	$(5)	$(7)	$12,694	$11,965
Provision for credit losses	626	656	51	154	575	448	—	—	1,252	1,258
Noninterest income	6,578	6,674	2,271	2,015	279	283	69	9	9,197	8,981
Noninterest expense	9,263	9,830	2,010	1,885	1,151	973	178	2	12,602	12,690

Income (loss) before income tax expense (benefit)	5,697	4,821	1,862	1,643	592	534	(114)	—	8,037	6,998
Income tax expense (benefit)	1,968	1,638	666	580	214	202	(40)	—	2,808	2,420

Net income (loss)	$3,729	$3,183	$1,196	$1,063	$378	$332	$(74)	$—	$5,229	$4,578

Average loans	$185.4	$136.7	$52.0	$49.4	$28.3	$19.3	$—	$—	$265.7	$205.4
Average assets	293.4	271.8	76.3	76.1	29.9	21.1	6.0	6.2	405.6	375.2
Average core deposits	195.6	184.1	25.3	21.8	.1	.1	—	—	221.0	206.0

(1)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment. In general, Community Banking has excess liabilities and receives interest credits for the funding it provides to other segments.
(2)	The other income and expense items principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level, including for the second quarter of 2004, a $176 million loss on debt extinguishment. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS

	Quarter ended
	Sept. 30	,	June 30 ,	Mar. 31	,	Dec. 31 ,	Sept. 30	,
(income/expense in millions, average balances in billions)	2004		2004	2004		2003	2003

COMMUNITY BANKING
Net interest income	$3,173		$2,989	$2,846		$2,864	$2,990
Provision for credit losses	199		213	214		236	213
Noninterest income	2,079		2,359	2,140		2,544	2,379
Noninterest expense	3,143		3,126	2,994		3,385	3,603

Income before income tax expense	1,910		2,009	1,778		1,787	1,553
Income tax expense	664		693	611		605	488

Net income	$1,246		$1,316	$1,167		$1,182	$1,065

Average loans	$189.9		$185.9	$180.3		$162.7	$146.0
Average assets	303.7		298.8	277.4		278.5	290.2
Average core deposits	199.6		198.9	188.3		186.3	191.8

WHOLESALE BANKING
Net interest income	$531		$559	$562		$561	$556
Provision for credit losses	10		18	23		23	54
Noninterest income	723		720	828		750	707
Noninterest expense	678		663	669		694	629

Income before income tax expense	566		598	698		594	580
Income tax expense	203		213	250		212	208

Net income	$363		$385	$448		$382	$372

Average loans	$53.7		$52.1	$50.3		$49.8	$49.0
Average assets	77.4		75.8	75.7		74.8	75.7
Average core deposits	25.3		25.9	24.7		23.6	23.8

WELLS FARGO FINANCIAL
Net interest income	$715		$680	$644		$638	$599
Provision for credit losses	199		209	167		176	159
Noninterest income	93		84	102		96	97
Noninterest expense	398		387	366		370	343

Income before income tax expense	211		168	213		188	194
Income tax expense	74		63	77		69	73

Net income	$137		$105	$136		$119	$121

Average loans	$30.7		$28.2	$25.8		$23.5	$21.2
Average assets	32.5		29.8	27.4		25.3	22.9
Average core deposits	.1		.1	.1		.1	.1

OTHER (1)
Net interest income	$(1)		$(2)	(2)		$(19)	$(3)
Provision for credit losses	—		—	—		30	—
Noninterest income	5		37	27		11	8
Noninterest expense	1		177	—		51	—

Income (loss) before income tax expense (benefit)	3		(142)	25		(89)	5
Income tax expense (benefit)	1		(50)	9		(30)	2

Net income (loss)	$2		$(92)	$16		$(59)	$3

Average loans	$—		$—	$—		$—	$—
Average assets	6.0		6.1	6.1		6.1	6.2
Average core deposits	—		—	—		—	—

CONSOLIDATED COMPANY
Net interest income	$4,418		$4,226	$4,050		$4,044	$4,142
Provision for credit losses	408		440	404		465	426
Noninterest income	2,900		3,200	3,097		3,401	3,191
Noninterest expense	4,220		4,353	4,029		4,500	4,575

Income before income tax expense	2,690		2,633	2,714		2,480	2,332
Income tax expense	942		919	947		856	771

Net income	$1,748		$1,714	$1,767		$1,624	$1,561

Average loans	$274.3		$266.2	$256.4		$236.0	$216.2
Average assets	419.6		410.5	386.6		384.7	395.0
Average core deposits	225.0		224.9	213.1		210.0	215.7

(1)	The other income and expense items principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level for management reporting, including, for the quarter ended June 30, 2004, a $176 million loss on debt extinguishment and, for the quarter ended December 31, 2003, a $30 million non-recurring loss on sale of a sub-prime credit card portfolio and $51 million of other charges related to employee benefits and software. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (1)

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2004	2004	2004	2003	2003

Mortgage servicing rights:
Balance, beginning of quarter	$10,100	$8,270	$8,848	$7,589	$6,375
Originations	465	597	338	674	1,377
Purchases	261	466	268	410	874
Amortization	(411)	(431)	(511)	(459)	(572)
Write-down	—	—	(169)	—	(492)
Other (includes changes in mortgage servicing rights due to hedging)	(848)	1,198	(504)	634	27

Balance, end of quarter	$9,567	$10,100	$8,270	$8,848	$7,589

Valuation allowance:
Balance, beginning of quarter	$1,588	$2,173	$1,942	$1,824	$2,554
Provision (reversal of provision) for mortgage servicing rights in excess of fair value	211	(585)	400	118	(238)
Write-down of mortgage servicing rights	—	—	(169)	—	(492)

Balance, end of quarter	$1,799	$1,588	$2,173	$1,942	$1,824

Mortgage servicing rights, net	$7,768	$8,512	$6,097	$6,906	$5,765

Ratio of mortgage servicing rights to related loans serviced for others	1.18%	1.37%	1.00%	1.15%	1.03%

	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2004		2004		2004		2003		2003

Managed servicing portfolio:
Loans serviced for others	$659		$622		$609		$598		$560
Owned loans serviced (portfolio and held for sale)	118		127		116		112		121

Total owned servicing	777		749		725		710		681
Sub-servicing	32		32		28		21		18

Total managed servicing portfolio	$809		$781		$753		$731		$699

Weighted-average note rate (owned servicing only)	5.75%		5.75%		5.84%		5.90%		5.98%

(1)	Consists of residential and commercial mortgage servicing from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2004		2004		2004		2003		2003

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$83		$100		$119		$71		$135
Percentage of refinances	36%		33%		56%		45%		59%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$55		$57		$72		$46		$62

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2004		2004		2004		2003		2003

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$29		$45		$30		$31		$80
Correspondent/Wholesale	27		39		25		30		71
Home equity loans and lines	10		10		8		8		8
Wells Fargo Financial	2		2		2		2		2

Total	$68		$96		$65		$71		$161

Year-to-date	$229		$161		$65		$470		$399

(1)	Consists of residential real estate originations from all Wells Fargo channels.